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                                                                   EXHIBIT 21.1


                             MCAFEE.COM CORPORATION

                 Consolidated Subsidiaries at December 31, 2000


McAfee.com Limited
McAfee.com International Limited
McAfee.com Europe SARL
McAfee.com Canada Corporation
Tufans, Inc.